SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



  Date of report (Date of earliest event reported): January 18, 2002
                                                    ----------------


                         American Patriot Funding, Inc.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         NEVADA                     0-32251                74-2976026
-----------------------------     -------------         ----------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
   of incorporation)               File Number)        Identification No.)


   3700 34th Street, Suite 130, Orlando, FL                  32805
   ------------------------------------------              ------------
    (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code (407) 418-5577
                                                         --------------


              N/A
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.
-----------------------

Effective January 21, 2002, Roel Covarrubias has resigned as CEO, and President of American Patriot Funding, Inc. The resignation was voluntary, and not motivated by any material disagreement with the registrant regarding its operatons, policies or practices. See Exhibit 99.1 - Resignation of Roel Covarrubias.

Effective January 21, 2002 John Joseph Morrello, has been appointed to the position(s) of Chief Executive Officer and President of American Patriot Funding, Inc., and has accepted a position as Director. See Exhibit 99.2 -Appointment of Executive Officer and 99.3 - Acceptance of Appointment.


Item 6.  Removal of Directors.
-----------------------------------

On January 18, 2002, Richard Hewitt, III repudiated his agreements with the Company and threatened litigation if the Company did not give him an additional unagreed upon sum of money.

On February 14, 2002, Jay Adams disclosed that he had interests which were adverse to the Company while making demands for additional stock.

Messrs Hewitt and Adams were subsequently removed from the board. The Company is currently exploring remedies against Mssrs. Hewitt and Adams.


Item 7.  Financial Statements and Exhibits.
--------------------------------------------

Financial Statements:

        None.


Exhibits:

        The following exhibits are filed as part of this Current Report:

    Exhibit No.       Description
    -----------       -----------

      99.1            Resignation of Roel Covarrubias

      99.2            Notice of Appointment of Executive Officer

      99.3            Acceptance of Appointment




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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     REFERRAL HOLDINGS CORP.


Dated: March 4, 2002               By: /s/ John Joseph Morrello
                                     ------------------------------
                                     John Joseph Morrello
                                     President and Chief Executive Officer